AGREEMENT FOR THE PURCHASE AND SALE
OF BLOOD PLASMA

THIS AGREEMENT (the “Agreement”) is made and entered into this July 12, 2007, by and between LEV PHARMACEUTICALS, INC, a Delaware corporation, with its principal place of business at 675 Third Avenue, Suite 2200, New York, NY 10017 (“Purchaser”) and DCI MANAGEMENT GROUP LLC, a Delaware Limited Liability Corporation with its principal place of business at 1019 Fort Salonga Road, Suite 109, Northport, NY 11768 (“Seller”).

ARTICLE 1. RECITALS

This Agreement is made on the basis of the following facts:

1.1 Definition of Plasma. The term “Plasma” as used in this Agreement shall refer to the production of normal source plasma (as defined by the U.S. Food and Drug Administration (“FDA”) in 21 C.F.R. 640.40) to be derived from automated plasmapheresis procedures conducted at Seller’s FDA-approved and IQPP-certified Plasma donor centers (the “Centers”), which Centers shall be operated by Seller , all of which Plasma, collected and released by Seller shall comply with the specifications set forth herein, specifically those specifications set forth in the Source Plasma Specifications and Contract Manufacturing Agreement (hereafter, the “Specifications”), attached hereto as Exhibit A and otherwise in compliance with all Applicable Laws. As used herein, “Applicable Laws” means all applicable federal, state and local laws, regulations, rules, requirements and directives, including applicable current Good Manufacturing Practices (“cGMPS”), including all specifications and procedures for plasma sourcing, plasma testing, and in process testing and all applicable FDA laws, requirements, regulations, guidelines, licenses and directives, now in effect and as may be amended from time to time during the term of this Agreement.

ARTICLE 2. TERMS OF SALE

2.1 Agreement to Purchase and Sell. During the 24 month period commencing upon the date of signing of this Agreement, the Seller will give its best efforts to supply to Purchaser a total of * * * liters of Plasma (the ‘first * * * liters). Thereafter, Seller will use its best efforts to supply the minimum quantities of Plasma indicated below. This total includes production from current existing centers and 1 future center (the ‘New Center’). Exhibit ‘C’ below contains a list of Seller’s existing centers. The New Center is estimated to be opened by the Seller by the end of 2007 with some Plasma produced by the New Center designated to the Purchaser. The Plasma from the New Center is estimated to be available after FDA approvals are obtained by the end of 2008 or beginning of 2009. The proposed delivery schedule is below.

Proposed Delivery Schedule: From Existing Centers

July, 2007-December, 2007: * * * Liters
Actual volume and schedule for 2007 will be determined by August 15, 2007. This will include an estimated monthly shipping schedule.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

From Existing and New Centers (combined):

January, 2008-December, 2008: Minimum * * * Liters. Plasma for 2008 will come from the New Center and from existing centers. Plasma from the New Center collected in 2007 and 2008 as applied against the committed volumes for 2007 and 2008 will not be released to Purchaser until FDA licensure is obtained for the New Center. * * * Accordingly, during 2008 a minimum of * * * liters of Plasma will be supplied from existing centers only.

January, 2009-December, 2009: Minimum * * * Liters

January, 2010-December, 2010: Minimum * * * Liters
January, 2011-December, 2011: Minimum * * * Liters

Note: For the yearly periods beginning in January, 2009 thru December 2011, Seller will provide the Purchaser a more specific range with estimated monthly production. This information will be given to Purchaser by September 30 of the prior year.

Note: For all periods above, Seller will use its best efforts to supply +/- 10% of the volumes indicated.

Note: Any additional volume desired by Purchaser above the Minimum requirements provided above must be presented to Seller and reviewed by Seller and mutually agreed to by Purchaser and Seller by June 30 of the prior year.

2.2 Price and Payment.

2.2.1 Prices

Initial * * * Liters (the First * * *) collected (from either existing centers or the New Center):

IQPP Automated Source Plasma * * * /liter FOB Center *

Note: The price paid by Purchaser will be * * * /Liter as long as Seller is bearing the cost of the 2 required NAT tests. See Section 3.2 below.

Volume over initial * * * Liters collected (from either existing centers or the New Center):

IQPP Automated Source Plasma * * * /liter FOB Center Initial price after threshold of * * * Liters is reached.

Note: The price paid by Purchaser will be * * * plus any required NAT testing provided by Seller. See Section 3.2 below.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

* This price * * * will be in effect for the first * * * Liters. As soon as that threshold is reached the price is reduced to the lower price of * * * until December 31 of that year.

The price for subsequent years will be reviewed by October 31st of the prior year and mutually agreed to between the parties. * * *

All prices are FOB Center. Transportation charges to RxCrossroads will be the responsibility of the Purchaser except as noted below for New Centers - centers that have not yet been licensed by the FDA. If Purchaser does not have an account at RxCrossroads Seller will arrange for transportation and storage (if required) and charge Purchaser at cost. The charges will be indicated on each invoice.

The costs of any additional testing or other procedures required by FDA, QPP or any other regulatory authority or the Purchaser other than as contemplated hereunder (including the Specifications) shall be added to the per liter prices as stated above and will not be included in the annual increase calculations based on costs to be incurred by Seller. Correspondingly, in the event that Purchaser reduces or eliminates any testing or other quality procedure so as to result in an actual decrease in Seller’s incurred costs to procure, store, provide or supply the Plasma hereunder, the price then in effect under this Agreement shall be proportionately decreased to reflect all of Seller’s corresponding cost savings.

New Center: The Seller will open a New Center to meet the current and future requirements of the Purchaser. The Purchaser shall purchase plasma from the New Center (the “Pre-Licensed Product”) prior to the center’s receipt of FDA approval. Once FDA approval has been obtained and the Pre-Licensed Product conforms to the Specifications, it shall be deemed to be Plasma. For the avoidance of doubt, plasma that is delivered to Purchaser and becomes in conformity with the Specifications later than 36 months after the date it is collected, shall not be deemed to be Plasma. * * * such payment to be made within fifteen (15) days after receipt of a valid and accurate monthly invoice. * * * Such payment will be made within Fifteen (15) days after receipt by the Purchaser of the Seller’s invoice. A late fee of 18% per Annum will be applied to all late invoice payments.

In the event that the Pre-Licensed Product has not been deemed to be Plasma within 36 months of the date the Pre-Licensed Product was collected, the * * *.

The price and volume commitments for the Pre-Licensed Plasma will be based on the * * * as per the terms of this agreement. * * *, the Purchaser shall be responsible for all NAT testing costs as stated below

The Seller will be responsible for all storage charges at RxCrossroads until * * *.

2.2.2 Terms / Title. Payment for Plasma collected from Seller’s existing centers shall be Cash in Advance (immediately available US funds) wired into Seller’s designated bank account on a monthly basis as follows:
a) The first payment of * * * will be due at signing to cover the first * * * liters shipped.
b) In the month before the last of the initial * * * liters is shipped, the following procedure will be initiated on a monthly basis. The Seller will issue a pro-forma invoice to the Purchaser covering the estimated monthly total volume to be shipped to the Purchaser in the following month. This invoice will be forwarded to the Purchaser by the 15th of the month prior to the shipments.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

c) The Purchaser will then transfer the invoiced amount as available funds in the Seller’s bank account by the 20th of the month prior to the shipments. (Within 5 days of purchaser’s receipt of invoice) The wiring instructions are in Exhibit D at the end of this agreement.
d) During the shipment month previously invoiced and paid for by the Purchaser, the Seller will issue invoices against the received funds. These invoices will represent the actual amount shipped from the center and the Seller will provide the Purchaser a running total of funds used against the monies previously received.
e) If, at the end of the month, there are unapplied funds on the Purchaser’s side, these funds will be applied to the following month shipments.
f) If at the end of the month, the Seller has shipped more plasma than covered by the monies previously received, the Seller will request that the Purchaser make immediate transfer to the Seller’s bank account for the difference.
g) If any shipment to the Purchaser is made from Seller’s center to * * * as specified in section 3.2 below, because the * * *, this will be considered a sale to the Purchaser on the day of shipment and the payment will be applied immediately against monies received. In this event, the Seller will be * * *.
h) Clean and unrestricted title to Plasma shipped to Purchaser transfers at the Seller’s center upon execution of Bill of Lading (BOL) with RxCrossroads. This covers shipments directly to Purchaser * * *. Since title transfers to Purchaser upon execution of Bill of Lading at Seller’s center, any damages sustained beyond that point, even if shipped under Seller’s account, will be the responsibility of the Purchaser.

2.2.3 Shipment Costs. Purchaser agrees to bear all costs of shipments, freight, insurance and all governmental taxes and duties incurred during shipping of the Plasma sold hereunder from the Centers to Purchaser’s receiving terminal (RxCrossroads) * * *. It is agreed that the shipments from the plasma centers will be bi-weekly or weekly depending on the volume at each of Seller’s Centers designated to Purchaser.

2.3 Term of the Agreement. The term of this Agreement shall be fifty-four (54) months commencing on the date first set forth above and ending on December 31, 2011 (the “Initial Term”). The Initial Term and any renewal term shall, collectively, be referred to herein as the “Term”.

2.4  Purchase of Closing Inventory
At the termination or expiration of this agreement, the Seller is obligated to sell, and Purchaser is obligated to buy from the Seller, the Seller’s inventory of source Plasma collected at the Centers by Seller for Purchaser prior to the termination or expiration of this Agreement, provided such Plasma meets all specifications set forth in this Agreement, and such Plasma shall be purchased at the same price that Purchaser was paying Seller prior to the termination or expiration of the Agreement. Any volumes collected by the Seller for the Purchaser during the 60 day period prior to such termination or expiration to meet the minimum commitment during the last year of the Agreement will be the sole Closing Inventory and will be accepted by Purchaser when all required testing is complete. In no event shall the total Closing Inventory which Purchaser may be obligated to purchase exceed the minimum quantity specified in Section 2.1 of this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ARTICLE 3. GENERAL PROVISIONS

3.1 Specifications. Seller warrants and agrees that all Plasma sold to Purchaser hereunder will meet the Purchaser’s Specifications, as well as the following requirements and conditions:

The Seller's centers must be approved plasma centers and licensed by the Food and Drug Administration (FDA) utilizing an approved system of procedures. The Seller acknowledges that they have received a full, complete and accurate copy of the Purchaser’s Specifications as in effect as of the date of this agreement (see Exhibit A). The Seller also agrees to have all of their plasma Centers QPP certified (quality plasma program as defined by PPTA) and to maintain that certification for the entire term (including renewal periods) of this agreement. Any FDA licensed Center, that is not QPP certified during any portion of this agreement can be excluded from supplying plasma to Purchaser, but the lost plasma volume, at the Sellers option, may be replaced from one or more other centers operated by the Seller that are approved plasma centers, and that meet Purchaser specifications (including QPP certification).

The Seller represents and warrants that all plasma sold to Purchaser under this agreement will be collected, processed, tested, stored, packaged, labeled and shipped in strict accordance with the Purchaser’s Specifications and all Applicable Laws.

If any of the Seller's Centers are closed as a result of regulatory sanctions placed on the Seller's Centers by the FDA, or if any Center is found by Purchaser to be clearly deficient, the Seller will have 30 working days to provide, in writing, a corrective action plan acceptable to Purchaser. If the action plan is unacceptable, or if the Seller's Center cannot provide Plasma within 60 days of a closure, this Agreement, at the Seller's option, can be modified to eliminate such center and replace it with one or more other approved plasma centers owned by the Seller that meet Purchaser’s Specifications within 60 days of any such modification of this agreement. If Seller requests an additional Center to be added to this agreement, Purchaser agrees to inspect and approve, if the Center meets Purchaser’s specification, any such additional center within ten (10) working days. Purchaser and Seller agree to give best efforts to complete all documentation within the ten (10) day period.

The Seller shall operate each Center in accordance with its FDA-approved Standard Operating Procedure (SOP). Seller further warrants that each Center shall be operated in full compliance with all applicable immigration and labor laws and regulations, including, but not limited to, satisfactory compliance with I-9 documentation and regulations.

Seller agrees to permit Purchaser and any authorized representative of Purchaser, the FDA, and any State or local governmental agency to conduct inspections of the centers and testing facilities at any time for the purposes of ensuring compliance with this Agreement or with all Applicable Laws and regulatory requirements, and will permit them to review all records kept by Seller regarding the collection, storage, processing and shipment of source Plasma. Purchaser, at its sole option and expense, shall have the right to make and retain copies of all such records kept by Seller. The Seller agrees to provide Purchaser with copies of all written reports (including FDA 483's) and correspondence between the Seller's centers and any governmental agency regarding any such inspection or review of records within thirty (30) days of the issuance of any such report. Not supplying these reports to Purchaser within 60 days after written request is received from Purchaser will constitute a breach and will be grounds for the early termination of this agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

In the event that the costs incurred by the Seller in the collection, packaging, sampling, labeling, testing, processing or storage of plasma are increased or decreased to any extent above or below the cost in effect as of the date of this Agreement as a result of a modification by Purchaser of the specification, than the purchase price per liter shall be increased or decreased to the extent properly allocable to the plasma sold to Purchaser under this agreement, using generally accepted cost accounting principles. In the event a governmental mandated program significantly affects the Seller's costs, then the parties will negotiate how the costs or savings will be shared. All cost allocations are independent of section 2.2 of this Agreement.

3.2 Testing:

Serology: The Seller will supply all ELISA testing: (HIV ½, HBsAg, and HCV) at its current laboratory.

NAT: PCR testing as specified above shall be performed by:

National Genetics Institute (“NGI”)
2311 Pontius Avenue
Los Angeles, CA 90064

Seller’s collection centers currently send NAT (nucleic acid test) samples to NGI using Seller’s NAT sample packing and shipment procedures and materials.

For 2007, to expedite delivery to Purchaser, Purchaser agrees to require NAT testing only for NAT-HIV-1 and NAT-HCV using Seller’s account at NGI. The Purchaser agrees that for plasma that is NAT tested using Seller’s accounts, there will be an additional charge of * * * per Liter. This charge will include all supplies and materials required to ship samples and complete the NAT testing. Seller will send samples to NGI using the Purchaser supplied FEDEX account number. If the Seller’s costs for these tests increase, Purchaser agrees to pay the additional costs.

After 2007, Purchaser has the option to establish a separate account with NGI that will be used by Seller to submit NAT samples for source plasma designated for Purchaser. A Data Interchange Agreement between NGI, Purchaser, and Seller must be established in order to facilitate NAT testing and result reporting to Seller and Purchaser. This agreement will establish a new NGI account number to be used by Seller to test plasma units for Purchaser. As per FDA requirements, Seller requires only NAT-HCV and NAT-HIV-1 results from NGI before shipment. Purchaser may wish to test additionally for NAT-HBV and/or NAT-HAV and/or PARVO. Seller will send samples to NGI using the Purchaser supplied FEDEX account number. Any additional test results may require adjustment to pricing and delivery schedules. Please note that * * * will be charged to Purchaser at the contract price per Liter. Seller will invoice Purchaser for all such units * * *; the invoice will include a detailed listing of the units and volume involved. This invoice will be issued to Purchaser on a quarterly basis for the volume * * *. Purchaser may inspect the Seller’s Center’s * * * during any inspection of Seller’s Centers. Also, please note that for any units * * *.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

1.
NGI will report directly to Seller, under either Seller’s account or the aforementioned new NGI account number to be established for the Purchaser, the required NAT test results (NAT HIV-1 and NAT HCV) and, if using the Purchaser’s account, whatever the current Purchaser required additional test (NAT-HAV and/or NAT-HBV and/or PARVO) that Supplier must have before shipment.

2.
In the event that the Purchaser has established an account for NAT testing, NGI will make available all test results to Seller and to Purchaser as specified in the aforementioned Data Interchange Agreement to be established.

If the Purchaser’s account is established and utilized, all costs associated with NAT testing including sample shipments, sample packaging supplies, and air freight will be the responsibility of the Purchaser. The Purchaser will supply a FEDEX airfreight account number to the Seller for this use.

The Seller agrees that samples for PCR testing * * *. PCR samples from qualified donors * * *. PCR results, with the exception of re-tests, are expected to be received within 21 days of sample submission to NGI. Except as stated in the following paragraph relating to * * *, the Seller shall properly store such plasma until such time that all applicable tests are performed and completed, and shall ship such plasma to Purchaser, only at such time that the applicable test results are received

* * *: It is agreed that in the event * * *, Seller shall ship Purchaser plasma to RxCrossroads * * *. Purchaser will pay all charges associated with the shipment and storage of plasma shipped to RxCrossroads. * * * a final invoice including these charges will be issued to Purchaser and applied against the monthly advance.

Purchaser shall not be obligated to buy or pay for any Plasma pursuant to this agreement or any option under this agreement, which does not, in all respects, comply with the applicable Purchaser Specifications and Applicable Laws.

3.3 Shipping of Plasma. Plasma shall be packed by Seller in such a manner as to prevent damage to the Plasma or Plasma containers during shipping and shall be shipped by RxCrossroads subject to such other conditions set forth in the Specifications, and any other written instructions provided by Purchaser. No Plasma shall be released pursuant to this Agreement unless and until such Plasma fully complies with the Specifications and Applicable Laws and Seller shall be responsible for ensuring compliance with all such Specifications. The parties agree that there may be * * *.

3.4 Licenses, Permits and Approvals. Seller represents and warrants that it has obtained and shall continue to possess during the Term hereof, a current, valid and unrevoked license from CBER authorizing and qualifying Seller to conduct automated plasmapheresis as well as any special programs to be pursued by Seller at any or all of the Centers identified herein, as well as a license permitting Seller to produce and ship Plasma related products derived from the automated plasmapheresis operations conducted at the Centers. In addition, Seller represents and warrants that it shall maintain for the Term of this Agreement, all other local, state and federal licenses, permits and approvals required to operate the Center and, as a condition precedent to the commencement of Purchaser’s performance of its obligations hereunder, Seller agrees to furnish a copy of all such licenses, permits, and approvals to Purchaser.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

ARTICLE 4. PERSONNEL AND MATERIAL TO BE FURNISHED BY SELLER

The Seller agrees to furnish all managerial, administrative, medical and professional personnel (including persons qualified to conduct plasmapheresis operation) required to produce the projected output of plasma set forth in Article 2.1 hereof. In addition, the Seller agrees to provide, at its own cost and expense, all facilities, equipment, materials and softgoods needed to produce plasma at each of the Seller’s centers.

ARTICLE 5. MISCELLANEOUS PROVISIONS

5.1 Relationship of the Parties. The relationship between Purchaser and Seller is, and during the term hereof shall be, that of buyer and seller. Seller is in no way the partner, legal representative or agent of Purchaser for any purpose whatsoever and has no right or authority to incur, assume, or create, in writing or otherwise, any warranty, liability or obligation of any kind, expressed or implied, in the name of, or on behalf of Purchaser.

5.2 Omitted

5.3 Right of Renewal. At the expiration of the Initial Term, Purchaser and the Seller have the option to renew this agreement for one (1) year using as a base price the 2011 contract price for plasma which must then be adjusted within the agreed to range. Thereafter, if mutually agreed to, the agreement may be extended by one year options. All renewal options must be exercised on or before June 1st of the expiration year and must be evidence by a written statement executed by both parties.

5.4 Indemnification The Seller and Purchaser hereby indemnify and agree to hold harmless each other and its respective affiliates, agents, employees, officers and directors, from and against any and all claims, losses, liabilities, damages, attorney's fees, costs and expenses which may be sustained by and/or claimed against the other party by virtue of the negligent performance of services rendered by the other party, the willful misconduct by the other party or its officers, employees or agents, or any representation or warranty contained in this agreement being breached, untrue or materially misleading, by omission or otherwise. It being understood, however, that the financial liability under this section shall be limited to the extent of each party's insurance coverage, if such coverage is in effect and in accordance with any requirements under this agreement at the time a claim is asserted under this section.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

The obligations to indemnify, defend and hold harmless set forth in this Section shall not apply to the Party to be indemnified (the “Indemnified Party”) unless the Indemnified Party (i) notifies the Party providing such indemnification (the “Indemnifying Party”) as soon as practicable of any matters in respect of which the indemnity may apply and of which the Indemnified Party has knowledge; (ii) gives the Indemnifying Party, at the Indemnifying Party’s option, full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof, provided that the Indemnifying Party shall not settle any such claim or action without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) or such settlement include as an unconditional term thereof the giving by the claimant of an unconditional release from all liability in favor of the Indemnified Party; and (iii) cooperates with the Indemnifying Party, at the Indemnifying Party’s cost and expense, in the defense or settlement thereof. Notwithstanding the foregoing, the indemnification obligations hereunder shall not be relieved hereunder for failure to do the foregoing, or delay with so doing, unless the Indemnifying Party is materially prejudiced thereby. In addition, the Indemnified Party may, at its own expense, participate in its defense of any claim.

5.5 Insurance The Seller represents and warrants that they will maintain, at all times during the term of this agreement, property damage, general liability, product liability insurance against loss or damage caused by negligent performance of services rendered by Seller, or by the non-conforming or negligent preparation of Plasma or Plasma products, and such insurance shall not contain any contractual exclusion and which shall cover the Seller's liability assumed under this agreement, in an amount not less than * * * per occurrence and * * * in the aggregate amounts.

5.6 Default

5.6.1 Rights and Remedies

5.6.1. a Nonpayment: Subject to Section 5.6.3, in the event that the Purchaser fails to transfer funds to the Seller according to the terms and schedule set forth in Section 2.2.2, then upon notice of such event, the Purchaser will be in breach of this agreement. Correction of breach for non-payment must be made by Purchaser within 10 business days or

a)	Except as provided in Section 5.6.1.a(b),Seller will have no further obligation to sell Plasma to Purchaser, and

b)
Purchaser will be liable to purchase from Seller (and Seller shall deliver) the minimum amounts of Plasma specified to be delivered during the balance of the Term of this Agreement. Seller will make reasonable endeavors to sell the contracted Plasma to third parties and Purchaser will be liable for all differences, if any, between contracted sales price and actual price received by Seller. It is understood that Seller will have additional testing and administrative expenses to test and prepare contracted Plasma for another customer; these costs will also be the responsibility of the Purchaser.

5.6.1. b Other Remedies: In the event the Seller or Purchaser is in breach of any provision, other than Non-payment by Purchaser which is covered above in Section 5.6.1.a, or is in default of any other obligation under this agreement, or in the event of any representation or warranty contained in this agreement is breached, untrue or materially misleading, by omission or otherwise, and such breach remains uncured following thirty (30) days’ written notice to the breaching party, the non-breaching party shall have the right to immediately terminate this agreement upon written notice to the breaching party. In addition, Purchaser or the Seller shall have the right to exercise any and all other rights and remedies available to it, whether arising at law or in equity or arising under this agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

5.6.2 Remedies Cumulative; No Waiver
The rights and remedies available to Purchaser or the Seller under this agreement or any other agreement among the parties are cumulative and the exercise of any right or remedy shall not preclude or dismiss Purchaser's or the Seller's right to pursue any other or additional right or remedy, including, without limitation, any claim for damages. The failure to exercise any right or remedy in the event of any breach or default shall not constitute a waiver or adversely affect Purchaser's or the Seller's right to exercise any right or remedy in the future for the same or any other breach or default in the future.

5.6.3 Termination Right:  Notwithstanding anything else set forth in this Agreement, the Parties agree that Purchaser shall have the right to terminate this Agreement (a) upon written notice by supplying to Seller a copy of any press release and/or US Government notification that Purchaser has not received regulatory approval in the U.S. for the commercialization of its lead product candidate (C1-INH for the treatment of hereditary angioedema) on or before December 31, 2008 or (b) upon written notice in the event that, prior to December 31, 2008, Purchaser does not enter into a financing or loan arrangement or an issuance by Purchaser of a secondary stock offering providing it with additional funds sufficient to cover the purchase price for First * * * liters of Plasma. In either such event, Purchaser must complete the purchase of an initial amount of * * * Liters total as described herein (minimum * * * Liters from existing centers and up to * * * Liters from Seller’s ‘new’ center - a total of * * * Liters). If Purchaser desires, Seller can assist in reselling any plasma purchased by the Purchaser that is no longer needed by the Purchaser. In that event, the Purchaser will be responsible to the Seller for any amount that is the difference in the selling price then obtained by the Seller and the net contracted price (including NAT testing) for such initial * * * Liters * * * /Liter). This amount shall be payable within ten (10) days of notice by Purchaser to Seller of termination.

5.6.4 Effect of Termination. The provisions of this Agreement which by their nature would continue beyond any termination or expiration of this Agreement, including without limitation the parties’ representations and warranties and Sections 5.4, and 5.6 - 5.20 shall survive any termination or expiration of this Agreement to the degree necessary to permit their complete fulfillment or discharge.

5.7 Force Majeure. The performance of Purchaser and Seller hereunder is subject to all contingencies except those beyond the direct control of Purchaser and the Seller including, without being limited to, the following:

5.7.1 Strikes, or other labor disputes or labor troubles of any kind;

5.7.2 Hurricanes, floods, earthquakes, droughts, or accidents;

5.7.3 Commotions, insurrections, riots, wars, or consequences of war;

5.7.4 Acts of God or perils of the sea;

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

5.7.5 Rules, laws, orders, actions, quotas, embargoes, seizures, regulations, restrictions, or actions of any governmental agency or divisions thereof, or rejections by inspectors or retentions of goods by customs authorities;

5.7.6 Breakdowns in manufacturing machinery, casualties, fires, loss of goods in public or private warehouses, provided, however, that such breakdowns, casualties, fires or losses are not the result of Purchaser’s or Seller’s intentional acts;

5.7.7 Shortages of, or failure, by third parties to deliver materials and merchandise;

5.7.8 In any such event, Purchaser and Seller shall have the right, at its good faith and election and without incurring any liability for such occurrence or event to:

a. Notify other party of its intention and mutually agree between the parties to perform a modified or restricted agreement and perform the Agreement as so restricted or modified because of any of the foregoing contingencies. In the event the parties hereto mutually agree to perform a modified or restricted Agreement, the restricted or modified performance shall operate as a complete discharge of any obligations hereunder which are inconsistent with such modification or restriction; or

b. Perform the Agreement within a reasonable time after the causes of nonperformance or delay have terminated.

5.8 Notices. All notices or other communications required or permitted to be given or made under this Agreement may be effected by personal delivery in writing, which shall then be deemed communicated the same day as the personal delivery thereof, or by registered or certified mail, postage prepaid, return receipt requested, which shall then be deemed communicated five (5) days from the mailing thereof. Notices shall be addressed to the parties at the address given below or at such address as the respective parties may hereafter designate to the other in writing:

If addressed to Purchaser:	Legal Department LEV PHARMACEUTICALS, INC. 675 Third Avenue Suite 2200 New York, NY 10017

If addressed to Seller:	DCI Management Group LLC Attn: Ira London 1019 Fort Salonga Road Suite 109 Northport, NY 11768

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

5.9 Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of New York without giving effect to the principles of conflicts of law as applied in the State of New York.

5.10 Effectiveness of Agreement. This Agreement shall become effective only upon execution and acceptance by Purchaser and Seller.

5.11 Integration Clause. This Agreement and all exhibits and attachments constitute the entire agreements, understandings, representations, conditions, warranties, and covenants made between the parties hereto. Unless set forth herein, neither party shall be liable for any representation made to the other, and all modifications and amendments hereto must be in writing. No amendment to this Agreement shall be binding on either party unless in writing and signed by both parties.

5.12 Multiple Originals. This Agreement may be executed simultaneously or in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.13 Partial Invalidation. In the event any provision of this Agreement shall for any reason be or become void or unenforceable, the remaining provisions shall continue in full force and effect, and under no circumstances shall an unenforceable provision have any effect upon any provision which is otherwise enforceable.

5.14 Paragraph Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

5.15 Assignability. Except as otherwise set forth herein, this Agreement shall not be assignable by either party hereto, either voluntarily or by operation of law or otherwise, without the prior written consent of the other party. Such prohibition on the assignment of rights under this Agreement shall be operable to the extent permitted by law. Any assignment without prior written consent is void. Notwithstanding the foregoing, Purchaser may assign or transfer this Agreement (i) to a successor entity, solely in the event of an acquisition or merger by or with another entity, upon ten (10) days prior written notice to Seller; or (ii) to an Affiliate of the Purchaser.

5.16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns, subject to the provisions of Article 5.15 above.

5.17 Third Party Rights. Except for such corporation(s), firm(s), partnership(s) or other legal entity(ies) affiliated with Seller which operate and/or manage the Center, nothing in this Agreement, whether expressed or implied, is intended to confer any right or remedies under or by reason of this Agreement of any persons other than the parties to it and their respective successors and assigns, nor is this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

5.18 Arbitration. Any disputes or claims arising under or in connection with this Agreement, including pricing, the interpretation or application of this Agreement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in force. If the parties cannot agree upon a single arbitrator within ten (10) days after demand by either of them for arbitration, then each party shall select one arbitrator from a list of arbitrators supplied by the American Arbitration Association. The two arbitrators so selected shall then choose a third arbitrator in order that the dispute may be finally resolved by a majority of the panel of three arbitrators so selected. The decision of the arbitrator or arbitrators shall be final and binding upon the parties both as to law and fact. The expense of the arbitration shall be shared equally by the parties, unless the arbitration award states that the expense shall be otherwise assessed. Any such arbitration shall take place in New York, NY.

5.19 Authority to Execute. Seller is not a party to, nor is it bound by any agreement which precludes or otherwise restricts the performance of its obligations hereunder. Seller represent and warrants that it has the right, legal capacity and authority to enter into this Agreement and that the execution of this Agreement has been duly authorized.

5.20 Confidentiality. Purchaser and the Seller and its employees and agents shall hold in confidence any and all documents, materials and information provided to Seller by Purchaser, including but not limited to the terms and conditions of this Agreement. Seller agrees that it will not disclose, except to their employees and agents on a need-to-know basis, any such information or documents described herein at any time during, or after termination of this Agreement, without the prior written consent of Purchaser. The requirements of this Paragraph shall not apply to information which is publicly disclosed by Purchaser. In addition to the above, both Seller and Purchaser shall fully comply with the U.S. Department of Health and Human Services’ regulations on "Privacy Standards for Individually Identifiable Health Information," which comprise 45 C.F.R. §§ 160.101 through 164.534, promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”).

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first set forth above.

PURCHASER: LEV PHARMACEUTICALS, INC.

By	/s/ Judson Cooper
Name	Judson Cooper
Title	Chairman

SELLER: DCI MANAGEMENT GROUP, LLC

By	/s/ Ira London
Name	Ira London
Title

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

EXHIBIT A - PLASMA SPECIFICATIONS

LEV PHARMACEUTICALS, INC.
SOURCE PLASMA SPECIFICATIONS:

a) Origin of Plasma: Human Source Plasma collected from donors at USA-FDA licensed donor center(s). Each donor center must adhere to PPTA (iQPP) voluntary standards. Plasma must be collected as Source Plasma as defined by the FDA in 21 CFR Part 640 Subpart G, Source Plasma 640.60.

b) Selection/Exclusion Criteria for Donors (Donations): The selection/exclusion criteria used for determining donor eligibility was performed in accordance to the current SOP’s of the collecting facility at the time of donation from donors meeting all donor screening and donor selection criteria. Plasma must be collected from donors who fulfill all requirements as Qualified Donors as defined by iQPP standards and in accordance with 21 CFR Part 640 Subpart G, Source Plasma Suitable Donors 640.63.

c) Examination and Interview of Donors: The donor examination and/or interview was performed in accordance to the current SOP’s of the collecting facility and performed in accordance with all US requirements at the time of donation.

d) Screening Tests on Individual Donations: Testing requirements as described in 21 CFR 640.67 and 640.71 must be met and shall meet the following criteria:

TEST	TEST RESULT
Anti HIV ½	Non-reactive
HBsAg	Non-reactive
Anti-HCV	Non-reactive
HIV NAT	Negative
HCV NAT	Negative
Syphilis	Negative or Non-reactive donor
Atypical Antibody	Negative donor

A list of all current test kits or methods shall be submitted to Lev Pharmaceuticals, and updated in the event a test or method is changed.

For Lookbacks and notification for destruction of plasma notification must be made to Lev Pharmaceuticals:

▪	Within three working days upon receipt of reactive or positive test results from a donor from whom prior or subsequent units have been shipped to Lev Pharmaceuticals
▪	Within one working day of notification of Post Donation Information resulting in product recalls or seizure concerning units shipped to Lev Pharmaceuticals
▪	Within three working days of receipt of Post Donation Information not resulting in a seizure or recall (e.g. tattoo, body piercing, high risk behavior)

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

e) Density: The density of plasma must be 1.026.

f) Shelf life: Each bottle must have at least a remaining shelf life of 5 years as of delivery.

g) System to Trace Donations: Supplier shall maintain systems that all donations are traceable to the individual donors.

h) Plasma Collection System: Source Plasma collection in bottles in accordance to current SOP’s of the collecting facility at the time of donation. Plasma must be collected in bottles that fulfill all requirements sited by the FDA in 21 CFR Part 640 Subpart G, Source Plasma 640.64(b). Plasma collection must fulfill all additional requirements as defined by the FDA in 21 CFR Part 640 Subpart G, Source Plasma 640.64. * * *

Plasma units that fall into one of the following categories is unacceptable for shipment to Lev Pharmaceuticals:

▪	Units with reactive or positive viral marker test results; Prior or subsequent units from donors that have been found to be reactive/positive for required testing
▪	Hemolyzed or lipemic units
▪	Units with frozen plasma on the outside of the container
▪	Broken or contaminated units
▪	Untested or units with incomplete testing
▪	Orphan units
▪	Units having errors that breech traceability such as units that cannot be traced back to an individual donor

i) Plasma Storage and Transport: Source Plasma must be frozen by cooling rapidly at -20ºC or colder, as soon as possible and at the latest within 24h of collection. When rapidly frozen, the temperature must reach -20 °C or less (≤ -20 °C) inside the plasma within 60 minutes. Plasma storage and transportation has been maintained at -20ºC or colder. The Seller will provide one additional sample for each unit shipped to Purchaser with the Shipment.

j) Quality Specifications - Documentation: Each bottle has been labeled with at least the following information:
• Supplier name and license #
• Plasma Type
• Unit Identification will be by means of barcode unit number type CODE128
• Volume
• Anticoagulant composition
• Storage temperature
• Expiration date
• Plasma bottle lot number (on bottle)

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

• Plasma shipment documentation (packing list) shall include:
• Collecting facility’s name and address
• Plasma Type
• Product/Unit identification
• Volume
• Collection date
• Testing statement

Each shipment of Plasma must be accompanied by a Certificate of Quality (see Exhibit B below) along with routine shipment documentation including plasma Packing Forms.

k) Electronic data of shipment: Every shipment will include a shipment diskette that includes a number of files containing information about the shipment. Included in these files is the following information:

• Unique shipment number (Format Center ID + Shipment Number e.g., * * * 0672)
• Carton number for each unit (Format: contained in field consisting of year number + carton number e.g. 20070123 is Carton 0123 from 2007))
• Unit number (Format is 2 character unique Center ID + 7 digit unit number; e.g., * * * 1234567)
• Center identification (Integrated into unit number - first two alpha characters of unit number are Center unique ID; e.g., * * * 1234567 is from * * * center) - See table in Exhibit C
• Donor identification (Donor Number Format: 5 characters numeric; e.g., 12345)
• Quantity (volume) (Format: in liters to 3 decimal places; e.g., 0.877)
• Donation date (Format YYYYMMDD; e.g., 20070423 would be donation date 04/23/2007)

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit B - CERTIFICATE OF QUALITY (SAMPLE)

* * *

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

CERTIFICATE OF COMPLIANCE (SAMPLE)

* * *

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

EXHIBIT C - LIST OF DCI EXISTING CENTERS (AS OF 07/05/2007)

* * *

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Exhibit D - Wiring Instructions to pay the Seller:

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]